As filed with the Securities and Exchange Commission on March 22, 2011
Registration No. 333-169746

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ONCOTHYREON INC.
(Exact name of Registrant as specified in its charter)

Delaware	8731	26-0868560
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2601 Fourth Ave., Suite 500
Seattle, Washington
(206) 801-2100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert L. Kirkman, M.D.,
Chief Executive Officer
Oncothyreon Inc.
2601 Fourth Ave., Suite 500
Seattle, Washington
(206) 801-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis
Michael Nordtvedt
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104
(206) 883-2500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one): ☐
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-169746), or the Form S-1, of Oncothyreon Inc. is being filed solely for the purpose of correcting clerical errors in Exhibits 23.1 and 23.2 to Post-Effective Amendment No. 1 of the Form S-1, filed on March 15, 2011. This Post-Effective Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Form S-1 and accordingly such prospectus is not reproduced in this Post-Effective Amendment No. 2.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
     The following table sets forth the various costs and expenses (other than the underwriting discounts and commissions) payable by the company in connection with a distribution of securities registered hereby. All amounts are estimates except the SEC registration fee.

SEC registration fee(1)	$1,864
Printing costs	25,000
Legal fees and expenses	125,000
Accounting fees and expenses	34,000
Miscellaneous	130,000

Total	$315,864

(1)	Previously paid.
Item 14. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.
     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the certificate of incorporation and bylaws of the Registrant provide that:
•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s Board of Directors or brought to enforce a right to indemnification.

•	The rights conferred in the certificate of incorporation and bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents. The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
     These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 15. Recent Sales of Unregistered Securities.
Committed Equity Line Financing Facility
     On July 6, 2010, the registrant entered into a common stock purchase agreement, or the Purchase Agreement, with Purchaser, or SCBV, providing for a financing arrangement that is sometimes referred to as a committed equity line financing facility. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, SCBV is committed to purchase up to $20.0 million of shares of the registrant’s common stock over the 24-month term of the Purchase Agreement under certain specified conditions and limitations, provided that in no event may the registrant sell under the Purchase Agreement more than 5,090,759 shares of common stock, which is equal to one share less than 20% of the registrant’s outstanding shares of common stock on July 6, 2010, the closing date of the Purchase Agreement, less the number of shares of common stock the registrant issued to SCBV on the closing date as Commitment Shares described below. Furthermore, in no event will SCBV be obligated to purchase any shares of the registrant’s common stock which, when aggregated with all other shares of the registrant’s common stock then beneficially owned by SCBV, would result in the beneficial ownership by SCBV of more than 9.9% of the then outstanding shares of the registrant’s common stock.
     From time to time over the term of the Purchase Agreement, and in the registrant’s sole discretion, the registrant may present SCBV with draw down notices requiring SCBV to purchase a specified dollar amount of shares of its common stock, based on the price per share over 10 consecutive trading days, or the Draw Down Period, with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of the registrant’s common stock at the time of the draw down (which may not be waived or modified. In addition, in the registrant’s sole discretion, but subject to certain limitations, the registrant may require SCBV to purchase a percentage of the daily trading volume of the registrant’s common stock for each trading day during the Draw Down Period. The registrant is allowed to present SCBV with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.
     Once presented with a draw down notice, SCBV is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for the registrant’s common stock exceeds a threshold price determined by the registrant for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of the registrant’s common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 5.00% to 7.00%, based on a minimum price specified by the registrant. If the daily volume weighted average price of the registrant’s common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that SCBV will not be required to purchase the pro-rata portion of shares of common stock allocated to that trading day. The obligations of SCBV under the Purchase Agreement to purchase shares of the registrant’s common stock may not be transferred to any other party.
     In partial consideration for SCBV’s execution and delivery of the Purchase Agreement, the registrant issued to SCBV upon the execution and delivery of the Purchase Agreement 59,921 shares of its common stock, or the Commitment Shares, which is equal to the sum of $20,000 divided by the volume weighted average price of our common stock for each trading day during the 10 trading day period ending July 6, 2010. The average price per Commitment Share was $3.3377. The issuance of the Commitment Shares, together with all other shares of common stock issuable to SCBV pursuant to the terms of the Purchase Agreement, is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of and Regulation D under the Securities Act.
     Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, served as the registrant’s placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. The registrant has agreed to pay Reedland, upon each sale of its common stock to SCBV under the Purchase Agreement, a fee equal to 1.0% of the aggregate dollar amount of common stock purchased by SCBV upon settlement of each such sale. The registrant has agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.
2010 Private Placement
     On September 23, 2010, the registrant entered into a securities purchase agreement with 17 investors in a private placement transaction, pursuant to which the registrant sold an aggregate of 4,242,870 units, with each unit comprised of one share of common stock and a warrant to purchase 0.75 of a share of common stock, at a purchase price of $3.50 per unit. The gross proceeds of such private placement was an aggregate of approximately $14.9 million.
     The shares of the registrant’s common stock, warrants and the shares of the registrant’s common stock underlying the warrants, or collectively, the Securities, offered and sold in the 2010 private placement were offered and sold in reliance upon exemptions from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The securities purchase agreement for the 2010 private placement contains representations to support the registrant’s reasonable belief that the investors that are parties thereto had access to information concerning our operations and financial condition, the investors did not acquire the Securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are “accredited investors” (as defined by Rule 501 under the Securities Act). The registrant relied upon the representations made by the investors pursuant to the purchase agreement in determining that such exemptions were available.

		Number of shares of
		common stock
		issuable
	Number of shares of	pursuant to warrants
2010 private placement security holder	common stock	issued
Ayer Capital Partners Master Fund, L.P.	880,070	660,052
Epworth — Ayer Capital	87,832	65,874
Ayer Capital Partners Kestrel Fund, LP	32,098	24,073
Hudson Bay Master Fund Ltd.	571,429	428,571
Capital Ventures International	514,300	385,725
Iroquois Master Fund Ltd.	428,571	321,428
Cranshire Capital, L.P.	411,427	308,570
Freestone Advantage Partners, LP	17,144	12,858
Straus Partners, L.P.	150,000	112,500
Straus Healthcare Partners, L.P.	150,000	112,500
Cowen Overseas Investment LP	285,714	214,285
Kingsbrook Opportunities Master Fund LP	285,714	214,285
Empery Asset Master, LTD.	142,857	107,142
Hartz Capital Investments, LLC	142,857	107,142
DAFNA LifeScience Select Ltd.	80,000	60,000
DAFNA LifeScience Ltd.	35,714	26,785
DAFNA LifeScience Market Neutral Ltd.	27,143	20,357

Total Securities Issued in 2010 Private Placement	4,242,870	3,182,147

2011 Loan Agreement Warrants
     On February 8, 2011, the registrant entered into a Loan and Security Agreement (the “Loan Agreement”) with General Electric Capital Corporation (“GECC” and together with the other financial institutions that may become parties to the Loan Agreement, the “Lenders”), pursuant to which the Lenders agreed to extend a term loan (the “Initial Term Loan”) to the Company with an aggregate principal amount of $5.0 million and, subject to the terms and conditions set forth in the Loan Agreement, a second term loan (the “Second Term Loan”) with an aggregate principal amount of $7.5 million.
     Pursuant to the terms of the Loan Agreement, the registrant is required to issue to the Lenders warrants equal to 3.0% of the principal amount of term loan borrowings actually incurred. On February 8, 2011, pursuant to the terms and conditions of the Loan Agreement, the registrant issued to an affiliate of GECC a warrant to purchase up to 48,701 shares of the registrant’s common stock at an exercise price equal to $3.08 per share (the “Initial Warrant”). If the registrant borrows the Second Term Loan, the registrant must issue an additional warrant to the Lenders (the “Second Warrant” and together with the Initial Warrant, the “Warrants”) to purchase a number of shares of the registrant’s common stock equal to (x) $225,000 divided by (y) the exercise price per share of the Second Warrant. Subject to the adjustment described in the following sentence, the exercise price of the Second Warrant shall equal the lesser of the 10-day trailing average of the registrant’s common stock price, as determined as of the close of business on the business day immediately prior to the funding date of the Second Term Loan, and the registrant’s common stock price, as determined as of the close of business on the business day immediately prior to the funding date of the Second Term Loan. If application of the formula for determining the number of shares underlying the Second Warrant would cause the aggregate number of such shares to exceed 467,565, then the number of shares purchasable will be fixed at 467,565 and the price per share will be reduced proportionately to maintain the net economic terms dictated above. The Warrants are immediately exercisable and will expire seven years from their respective dates of issue.

     The Warrants and the shares of the registrant’s common stock underlying the Warrants, is exempt registration under the Securities Act, pursuant to an exemption for transactions of an issuer not involving a public offering under Section 4(2) of and Rule 506 of Regulation D promulgated under the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
     (a) Exhibits. The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed with the SEC:

Exhibit
Number	Description
2.1(a)	Agreement and Plan of Reorganization among ProlX Pharmaceuticals Corporation, D. Lynn Kirkpatrick, Garth Powis and Biomira Inc., dated October 30, 2006 (incorporated by reference from Exhibit 2.1 to Registration Statement on Form S-4/A filed on October 29, 2007).
2.1(b)	Amendment No. 1 to Agreement and Plan of Reorganization dated November 7, 2007 (incorporated by reference from Exhibit 2.1(b) to Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on May 6, 2010).
3.1	Amended and Restated Certificate of Incorporation of Oncothyreon Inc. (incorporated by reference from Exhibit 3.1 to Registration Statement on Form S-4/A filed on September 27, 2007).
3.2	Bylaws of Oncothyreon Inc. (incorporated by reference from Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).
4.1	Form of registrant’s common stock certificate. (incorporated by reference from Exhibit 4.1 to Registration Statement on Form S-4/A filed on September 27, 2007).
4.2	Registration Rights Agreement, dated July 6, 2010 between Oncothyreon Inc. and Small Cap Biotech Value, Ltd (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on July 7, 2010).
4.3	Registration Rights Agreement, dated September 28, 2010 by and among Oncothyreon Inc. and the signatories thereto (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on September 27, 2010).
5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, PC.
10.1*	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.2†	License Agreement between Biomira Inc. and the Dana-Farber Cancer Institute, Inc., dated November 22, 1996 (incorporated by reference from Exhibit 10.6 to Registration Statement on Form S-4 filed on September 12, 2007).
10.3†	Amended and Restated License Agreement between Imperial Cancer Research Technology Limited and Biomira Inc., dated November 14, 2000 (incorporated by reference from Exhibit 10.11 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.4	Consent and Acknowledgement among Biomira Inc., Biomira International Inc., Biomira Europe B.V., Imperial Cancer Research Technology Limited and Merck KGaA, dated February 5, 2002 (incorporated by reference from Exhibit 10.13 to Registration Statement on Form S-4 filed on September 12, 2007).
10.5†	License Agreement between the Governors of the University of Alberta and Biomira Inc., dated December 1, 2001 (incorporated by reference from Exhibit 10.14 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.6†	Letter Agreement between Biomira Inc. and Cancer Research Technology Limited (formerly Imperial Cancer Research Technology Limited), dated March 9, 2004 (incorporated by reference from Exhibit 10.16 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.7†	Exclusive License Agreement between the University of Arizona and ProlX Pharmaceuticals Corporation, dated July 29, 2004 (incorporated by reference from Exhibit 10.18 to Registration Statement on Form S-4 filed on September 12, 2007).
10.7(a)	First Amendment to Exclusive License Agreement between University of Arizona and Oncothyreon Inc., dated September 27, 2010 (incorporated by reference from Exhibit 10.7(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 14, 2011).
10.8†	Adjuvant License Agreement between Biomira International Inc. and Corixa Corporation, dated

Exhibit
Number	Description
October 20, 2004 (incorporated by reference from Exhibit 10.19 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.9†	Adjuvant Supply Agreement between Biomira International Inc. and Corixa Corporation, dated October 20, 2004 (incorporated by reference from Exhibit 10.20 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.10†	Exclusive Patent License Agreement between the University of Arizona and ProlX Pharmaceuticals Corporation, dated September 15, 2005 (incorporated by reference from Exhibit 10.21 to Registration Statement on Form S-4 filed on September 12, 2007).
10.10(a)	First Amendment to Exclusive Patent License Agreement between the University of Arizona and Oncothyreon Inc., dated November 28, 2008 (incorporated by reference from Exhibit 10.10(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 14, 2011).
10.10(b)	Second Amendment to Exclusive Patent License Agreement between the University of Arizona and Oncothyreon Inc., dated August 13, 2010 (incorporated by reference from Exhibit 10.10(b) to Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 14, 2011).
10.11*	Offer letter with Robert Kirkman, dated August 29, 2006 (incorporated by reference from Exhibit 10.27 to Registration Statement on Form S-4 filed on September 12, 2007).
10.11(a)*	Amendment to Robert Kirkman Offer Letter dated December 31, 2008 (incorporated by reference from Exhibit 10.18(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 30, 2009).
10.11(b)*	Amendment to Robert Kirkman Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on December 7, 2009).
10.12†	Letter Agreement between the University of Arizona and Biomira Inc., dated October 6, 2006 (incorporated by reference from Exhibit 10.28 to Registration Statement on Form S-4 filed on September 12, 2007).
10.13	Security Agreement between Jeffrey Millard and Biomira Inc., dated November 8, 2006 (incorporated by reference from Exhibit 10.43 to Registration Statement on Form S-4 filed on September 12, 2007).
10.14	General Security Agreement between Jeffrey Millard and Biomira Inc., dated November 8, 2006 (incorporated by reference from Exhibit 10.44 to Registration Statement on Form S-4 filed on September 12, 2007).
10.15	Promissory Note between Jeffrey Millard and Biomira Inc., dated November 8, 2006 (incorporated by reference from Exhibit 10.49 to Registration Statement on Form S-4 filed on September 12, 2007).
10.15(a)	Note Amendment Agreement by and between Oncothyreon Inc. and Jeffrey Millard, dated April 20, 2008 (incorporated by reference from Exhibit 10.36(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 30, 2009).
10.16*	Offer Letter with Gary Christianson, dated June 29, 2007 (incorporated by reference from Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008).
10.16(a)*	Amendment to Gary Christianson Offer Letter dated December 31, 2008 (incorporated by reference from Exhibit 10.40(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 30, 2009).
10.16(b)*	Amendment to Gary Christianson Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on December 7, 2009).
10.17	Sublease Agreement between Muze Inc. and Oncothyreon Inc., dated May 9, 2008 (incorporated by reference from Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008).
10.18	Lease Agreement between Selig Holdings Company and Oncothyreon Inc., dated May 9, 2008 (incorporated by reference from Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008).
10.19	Amendment Number 1 to Adjuvant License Agreement and Adjuvant Supply Agreement between Corixa Corporation, d/b/a GlaxoSmithKline Biologicals N.A. and Biomira Management Inc., dated August 8, 2008 (incorporated by reference from Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008).

Exhibit
Number	Description
10.20†	Amended and Restated License Agreement between Biomira Management, Inc. and Merck KGaA, dated December 18, 2008 (incorporated by reference from Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed on May 15, 2009).
10.21*	Offer Letter dated March 24, 2008 between Oncothyreon Inc. and Shashi Karan (incorporated by reference from Exhibit 99.1 to Current Report on Form 8-K filed on March 11, 2009).
10.21(a)*	Amendment to Shashi Karan Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.5 to Current Report on Form 8-K filed on December 7, 2009).
10.22	Form of Warrant (incorporated by reference from Annex A to the Company’s free writing prospectus, dated as of May 19, 2009, and filed on May 20, 2009).
10.23*	Offer Letter dated June 9, 2009 between Oncothyreon Inc. and Scott Peterson, Ph.D. (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on June 15, 2009).
10.23(a)*	Amendment to Scott Peterson Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.4 to Current Report on Form 8-K filed on December 7, 2009).
10.24*	Offer Letter dated July 6, 2009 between Oncothyreon Inc. and Diana Hausman, M.D. (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on August 4, 2009).
10.24(a)*	Amendment to Diana Hausman Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed on December 7, 2009).
10.25	Form of Warrant (incorporated by reference from Annex A to the Company’s free writing prospectus, dated as of August 4, 2009, and filed on August 5, 2009).
10.26*	Amended and Restated Share Option Plan (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on October 14, 2009).
10.27*	Form of Stock Option Agreement under the Amended and Restated Share Option Plan (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed on October 14, 2009).
10.28*	Amended and Restated Restricted Share Unit Plan (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on October 14, 2009).
10.29*	Form of Restricted Share Unit Agreement under the Amended and Restated Restricted Share Unit Plan (incorporated by reference from Exhibit 10 to Current Report on Form 8-K filed on June 15, 2009).
10.30	Common Stock Purchase Agreement by and among Biomira Inc., Biomira International Inc. and Merck KGaA dated May 2, 2001 (incorporated by reference from Exhibit 10.41 to Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on May 6, 2010).
10.31	Tax Indemnity Agreement by and between Biomira International Inc. and Merck KGaA dated May 3, 2001 (incorporated by reference from Exhibit 10.42 to Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on May 6, 2010).
10.32	Common Stock Purchase Agreement, dated July 6, 2010 between Oncothyreon Inc. and Small Cap Biotech Value, Ltd (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on July 7, 2010).
10.33	Engagement Letter, dated as of July 6, 2010 between Oncothyreon Inc. and Reedland Capital Partners, an Institutional Division of Financial West Group (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on July 7, 2010).
10.34*	2010 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on June 8, 2010).
10.35*	Form of Subscription Agreement and Notice of Withdrawal under the 2010 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on June 8, 2010).
10.36*	Offer letter with Julia M. Eastland, dated August 17, 2010 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on August 31, 2010).
10.37	Securities Purchase Agreement, dated September 23, 2010, by and among Oncothyreon Inc. and the signatories thereto (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on September 27, 2010).
10.37(a)	Amendment No. 1 to the Securities Purchase Agreement, dated September 28, 2010 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on September 30, 2010).
10.38	Form of Warrant issued pursuant to the terms of the Securities Purchase Agreement, dated September

Exhibit
Number	Description
23, 2010, by and among Oncothyreon Inc. and the signatories thereto, as amended (incorporated by reference from Exhibit 10.49 to Registration Statement on Form S-1 filed on October 4, 2010).
10.39	Loan and Security Agreement between Oncothyreon Inc. and General Electric Capital Corporation dated February 8, 2011 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on February 9, 2011).
10.40	Promissory Note issued by Oncothyreon Inc. to General Electric Capital Corporation dated February 8, 2011 (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on February 9, 2011).
10.41	Form of Warrant to Purchase Common Stock issued by Oncothyreon Inc. to the Lenders pursuant to the terms of the Loan and Security Agreement (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed on February 9, 2011).
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated November 19, 2010 (incorporated by reference from Exhibit 16.1 to Current Report on Form 8-K/A filed November 19, 2010).
21.1	Subsidiaries of Oncothyreon Inc. (incorporated by reference from Exhibit 21.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 14, 2011).
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3**	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*	Executive Compensation Plan or Agreement.

**	Previously filed.

†	Confidential treatment has been granted for portions of this exhibit.
     (b) Financial Statement Schedules.
     No financial statement schedules are provided because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto included in the registrant’s Annual Report on Form 10-K filed with the SEC on March 14, 2011.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (c) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, County of King, State of Washington, on March 22, 2011.

ONCOTHYREON INC.
By:	/s/ ROBERT L. KIRKMAN
Robert L. Kirkman
President, CEO and Director
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert L. Kirkman Robert L. Kirkman	President, Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2011

/s/ Julia M. Eastland Julia M. Eastland	Chief Financial Officer (Principal Financial and Accounting Officer)	March 22, 2011

* Christopher S. Henney	Chairman and Director	March 22, 2011

* Richard L. Jackson	Director	March 22, 2011

* Daniel K. Spiegelman	Director	March 22, 2011

* W. Vickery Stoughton	Director	March 22, 2011

* Douglas E. Williams	Director	March 22, 2011

*By:	/s/ Julia M. Eastland
Julia M. Eastland
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
2.1(a)	Agreement and Plan of Reorganization among ProlX Pharmaceuticals Corporation, D. Lynn Kirkpatrick, Garth Powis and Biomira Inc., dated October 30, 2006 (incorporated by reference from Exhibit 2.1 to Registration Statement on Form S-4/A filed on October 29, 2007).
2.1(b)	Amendment No. 1 to Agreement and Plan of Reorganization dated November 7, 2007 (incorporated by reference from Exhibit 2.1(b) to Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on May 6, 2010).
3.1	Amended and Restated Certificate of Incorporation of Oncothyreon Inc. (incorporated by reference from Exhibit 3.1 to Registration Statement on Form S-4/A filed on September 27, 2007).
3.2	Bylaws of Oncothyreon Inc. (incorporated by reference from Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).
4.1	Form of registrant’s common stock certificate. (incorporated by reference from Exhibit 4.1 to Registration Statement on Form S-4/A filed on September 27, 2007).
4.2	Registration Rights Agreement, dated July 6, 2010 between Oncothyreon Inc. and Small Cap Biotech Value, Ltd (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on July 7, 2010).
4.3	Registration Rights Agreement, dated September 28, 2010 by and among Oncothyreon Inc. and the signatories thereto (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on September 27, 2010).
5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, PC.
10.1*	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.2†	License Agreement between Biomira Inc. and the Dana-Farber Cancer Institute, Inc., dated November 22, 1996 (incorporated by reference from Exhibit 10.6 to Registration Statement on Form S-4 filed on September 12, 2007).
10.3†	Amended and Restated License Agreement between Imperial Cancer Research Technology Limited and Biomira Inc., dated November 14, 2000 (incorporated by reference from Exhibit 10.11 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.4	Consent and Acknowledgement among Biomira Inc., Biomira International Inc., Biomira Europe B.V., Imperial Cancer Research Technology Limited and Merck KGaA, dated February 5, 2002 (incorporated by reference from Exhibit 10.13 to Registration Statement on Form S-4 filed on September 12, 2007).
10.5†	License Agreement between the Governors of the University of Alberta and Biomira Inc., dated December 1, 2001 (incorporated by reference from Exhibit 10.14 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.6†	Letter Agreement between Biomira Inc. and Cancer Research Technology Limited (formerly Imperial Cancer Research Technology Limited), dated March 9, 2004 (incorporated by reference from Exhibit 10.16 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.7†	Exclusive License Agreement between the University of Arizona and ProlX Pharmaceuticals Corporation, dated July 29, 2004 (incorporated by reference from Exhibit 10.18 to Registration Statement on Form S-4 filed on September 12, 2007).
10.7(a)	First Amendment to Exclusive License Agreement between University of Arizona and Oncothyreon Inc., dated September 27, 2010 (incorporated by reference from Exhibit 10.7(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 14, 2011).
10.8†	Adjuvant License Agreement between Biomira International Inc. and Corixa Corporation, dated October 20, 2004 (incorporated by reference from Exhibit 10.19 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.9†	Adjuvant Supply Agreement between Biomira International Inc. and Corixa Corporation, dated October 20, 2004 (incorporated by reference from Exhibit 10.20 to Registration Statement on Form S-4/A filed on September 27, 2007).
10.10†	Exclusive Patent License Agreement between the University of Arizona and ProlX Pharmaceuticals

Exhibit
Number	Description
Corporation, dated September 15, 2005 (incorporated by reference from Exhibit 10.21 to Registration Statement on Form S-4 filed on September 12, 2007).
10.10(a)	First Amendment to Exclusive Patent License Agreement between the University of Arizona and Oncothyreon Inc., dated November 28, 2008 (incorporated by reference from Exhibit 10.10(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 14, 2011).
10.10(b)	Second Amendment to Exclusive Patent License Agreement between the University of Arizona and Oncothyreon Inc., dated August 13, 2010 (incorporated by reference from Exhibit 10.10(b) to Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 14, 2011).
10.11*	Offer letter with Robert Kirkman, dated August 29, 2006 (incorporated by reference from Exhibit 10.27 to Registration Statement on Form S-4 filed on September 12, 2007).
10.11(a)*	Amendment to Robert Kirkman Offer Letter dated December 31, 2008 (incorporated by reference from Exhibit 10.18(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 30, 2009).
10.11(b)*	Amendment to Robert Kirkman Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on December 7, 2009).
10.12†	Letter Agreement between the University of Arizona and Biomira Inc., dated October 6, 2006 (incorporated by reference from Exhibit 10.28 to Registration Statement on Form S-4 filed on September 12, 2007).
10.13	Security Agreement between Jeffrey Millard and Biomira Inc., dated November 8, 2006 (incorporated by reference from Exhibit 10.43 to Registration Statement on Form S-4 filed on September 12, 2007).
10.14	General Security Agreement between Jeffrey Millard and Biomira Inc., dated November 8, 2006 (incorporated by reference from Exhibit 10.44 to Registration Statement on Form S-4 filed on September 12, 2007).
10.15	Promissory Note between Jeffrey Millard and Biomira Inc., dated November 8, 2006 (incorporated by reference from Exhibit 10.49 to Registration Statement on Form S-4 filed on September 12, 2007).
10.15(a)	Note Amendment Agreement by and between Oncothyreon Inc. and Jeffrey Millard, dated April 20, 2008 (incorporated by reference from Exhibit 10.36(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 30, 2009).
10.16*	Offer Letter with Gary Christianson, dated June 29, 2007 (incorporated by reference from Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008).
10.16(a)*	Amendment to Gary Christianson Offer Letter dated December 31, 2008 (incorporated by reference from Exhibit 10.40(a) to Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 30, 2009).
10.16(b)*	Amendment to Gary Christianson Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on December 7, 2009).
10.17	Sublease Agreement between Muze Inc. and Oncothyreon Inc., dated May 9, 2008 (incorporated by reference from Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008).
10.18	Lease Agreement between Selig Holdings Company and Oncothyreon Inc., dated May 9, 2008 (incorporated by reference from Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008).
10.19	Amendment Number 1 to Adjuvant License Agreement and Adjuvant Supply Agreement between Corixa Corporation, d/b/a GlaxoSmithKline Biologicals N.A. and Biomira Management Inc., dated August 8, 2008 (incorporated by reference from Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008).
10.20†	Amended and Restated License Agreement between Biomira Management, Inc. and Merck KGaA, dated December 18, 2008 (incorporated by reference from Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed on May 15, 2009).
10.21*	Offer Letter dated March 24, 2008 between Oncothyreon Inc. and Shashi Karan (incorporated by reference from Exhibit 99.1 to Current Report on Form 8-K filed on March 11, 2009).
10.21(a)*	Amendment to Shashi Karan Offer Letter dated December 3, 2009 (incorporated by reference from

Exhibit
Number	Description
Exhibit 10.5 to Current Report on Form 8-K filed on December 7, 2009).
10.22	Form of Warrant (incorporated by reference from Annex A to the Company’s free writing prospectus, dated as of May 19, 2009, and filed on May 20, 2009).
10.23*	Offer Letter dated June 9, 2009 between Oncothyreon Inc. and Scott Peterson, Ph.D. (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on June 15, 2009).
10.23(a)*	Amendment to Scott Peterson Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.4 to Current Report on Form 8-K filed on December 7, 2009).
10.24*	Offer Letter dated July 6, 2009 between Oncothyreon Inc. and Diana Hausman, M.D. (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on August 4, 2009).
10.24(a)*	Amendment to Diana Hausman Offer Letter dated December 3, 2009 (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed on December 7, 2009).
10.25	Form of Warrant (incorporated by reference from Annex A to the Company’s free writing prospectus, dated as of August 4, 2009, and filed on August 5, 2009).
10.26*	Amended and Restated Share Option Plan (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on October 14, 2009).
10.27*	Form of Stock Option Agreement under the Amended and Restated Share Option Plan (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed on October 14, 2009).
10.28*	Amended and Restated Restricted Share Unit Plan (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on October 14, 2009).
10.29*	Form of Restricted Share Unit Agreement under the Amended and Restated Restricted Share Unit Plan (incorporated by reference from Exhibit 10 to Current Report on Form 8-K filed on June 15, 2009).
10.30	Common Stock Purchase Agreement by and among Biomira Inc., Biomira International Inc. and Merck KGaA dated May 2, 2001 (incorporated by reference from Exhibit 10.41 to Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on May 6, 2010).
10.31	Tax Indemnity Agreement by and between Biomira International Inc. and Merck KGaA dated May 3, 2001 (incorporated by reference from Exhibit 10.42 to Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on May 6, 2010).
10.32	Common Stock Purchase Agreement, dated July 6, 2010 between Oncothyreon Inc. and Small Cap Biotech Value, Ltd (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on July 7, 2010).
10.33	Engagement Letter, dated as of July 6, 2010 between Oncothyreon Inc. and Reedland Capital Partners, an Institutional Division of Financial West Group (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on July 7, 2010).
10.34*	2010 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on June 8, 2010).
10.35*	Form of Subscription Agreement and Notice of Withdrawal under the 2010 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on June 8, 2010).
10.36*	Offer letter with Julia M. Eastland, dated August 17, 2010 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on August 31, 2010).
10.37	Securities Purchase Agreement, dated September 23, 2010, by and among Oncothyreon Inc. and the signatories thereto (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on September 27, 2010).
10.37(a)	Amendment No. 1 to the Securities Purchase Agreement, dated September 28, 2010 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on September 30, 2010).
10.38	Form of Warrant issued pursuant to the terms of the Securities Purchase Agreement, dated September 23, 2010, by and among Oncothyreon Inc. and the signatories thereto, as amended (incorporated by reference from Exhibit 10.49 to Registration Statement on Form S-1 filed on October 4, 2010).
10.39	Loan and Security Agreement between Oncothyreon Inc. and General Electric Capital Corporation dated February 8, 2011 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on February 9, 2011).
10.40	Promissory Note issued by Oncothyreon Inc. to General Electric Capital Corporation dated February 8,

Exhibit
Number	Description
2011 (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on February 9, 2011).
10.41	Form of Warrant to Purchase Common Stock issued by Oncothyreon Inc. to the Lenders pursuant to the terms of the Loan and Security Agreement (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed on February 9, 2011).
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated November 19, 2010 (incorporated by reference from Exhibit 16.1 to Current Report on Form 8-K/A filed November 19, 2010).
21.1	Subsidiaries of Oncothyreon Inc. (incorporated by reference from Exhibit 21.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 14, 2011).
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3**	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*	Executive Compensation Plan or Agreement.

**	Previously filed.

†	Confidential treatment has been granted for portions of this exhibit.